Exhibit (m)(5)

PLAN FOR PAYMENT OF CERTAIN EXPENSES FOR

DISTRIBUTION OR SHAREHOLDER SERVICING

ASSISTANCE OF CLASS A SHARES

A Plan (the “Plan”) pertaining to the Class A shares of THE DELAFIELD FUND (the “Fund”), a series of The Tocqueville Trust, a Massachusetts business trust (the “Trust”) and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Act”), adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder (“Rule 12b-1”).

1. Principal Underwriter. TOCQUEVILLE SECURITIES, L.P. (“the Distributor”), acts as the principal underwriter of the Fund’s Class A shares pursuant to a Distribution Agreement with the Trust. Tocqueville Asset Management L.P. (the “Investment Advisor”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement with the Trust.

2. Distribution Payments. (a) The Fund either directly or through the Investment Advisor, may make payments periodically (i) to the Distributor or to any broker-dealer (a “Broker”) who is registered under the Securities Exchange Act of 1934 and a member in good standing of the Financial Industry Regulatory Authority and who has entered into a selected dealer agreement with the Distributor, (ii) to other persons or organizations (“Servicing Agents”) who have entered into shareholder processing and service agreements with the Trust on behalf of the Fund, the Investment Advisor or the Distributor, regarding Class A shares of the Fund owned by shareholders for which such broker is the dealer or holder of record or such servicing agent has a servicing relationship, or (iii) for expenses associated with distribution of Fund Class A shares, including the compensation of the sales personnel of the Distributor.

(b) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor and the Investment Advisor, subject to approval by the Board of Trustees of the Trust.

(c) Payments may also be made for any advertising and promotional expenses relating to selling efforts, including but not limited to the incremental costs of printing prospectuses, statements of additional information, annual reports and other periodic reports for distribution to persons who are not Class A shareholders of the Fund; the costs of preparing and distributing any other supplemental sales literature; costs of radio, television, newspaper and other advertising; telecommunications expenses, including the cost of telephones, telephone lines and other communications equipment, incurred by or for the Distributor in carrying out its obligations under the Distribution Agreement.

(d) The aggregate amount of all payments by the Fund in any fiscal year, to the Distributor, Brokers, Servicing Agents and for advertising and promotional expenses pursuant to paragraphs (a), (b), (c) of this Section 2 shall not exceed 0.25% of the average daily net asset value attributable to Class A shares of the Fund on an annual basis for such fiscal year

3. Reports. Quarterly, in each year that this Plan remains in effect, the Trust’s Principal Financial Officer shall prepare and furnish to the Board of Trustees of the Trust a written report, complying with the requirements of Rule 12b-l, setting forth the amounts expended by the Fund under the Plan and purposes for which such expenditures were made.

4. Approval of Plan. This Plan shall become effective upon approval of the Plan, the form of Selected Dealer Agreement and the form of Shareholder Service Agreement, by the majority votes of both (a) the Board of Trustees and the Qualified Trustees (as defined in Section 6), cast in person at a meeting called for the purpose of voting on the Plan and (b) the outstanding Class A voting securities of the Fund, as defined in Section 2(a)(42) of the Act.

5. Term. This Plan shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended in order to increase materially the amount to be spent for distribution assistance without Class A shareholder approval in accordance with Section 4 hereof. All material amendments to this Plan must be approved by a vote of the Board of Trustees, and of the Qualified Trustees (as hereinafter defined), cast in person at a meeting called for the purpose of voting thereon.

6. Termination. This Plan may be terminated at any time by a majority vote of the Trustees who are not interested persons (as defined in section 2(a)(19) of the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Qualified Trustees”) or by vote of a majority of the outstanding Class A voting securities of the Fund, as defined in section 2(a)(42) of the Act.

7. Nomination of “Disinterested” Trustees. While this Plan shall be in effect, the selection and nomination of the “disinterested” Trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

8. Miscellaneous. (a) Any termination or noncontinuance of (i) a Selected Dealer Agreement between the Distributor and a particular Broker or (ii) a Shareholder Service Agreement between the Investment Advisor or the Trust on behalf of the Fund and a particular person or organization, shall have no effect on any similar agreements between Brokers or other persons and the Fund, the Investment Advisor or the Distributor pursuant to this Plan.

(b) Neither the Distributor, the Investment Advisor nor the Fund shall be under any obligation because of this Plan to execute any Selected Dealer Agreement with any Broker or any Shareholder Service Agreement with any person or organization.

(c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 6 hereof.

2

Tocqueville Securities, L.P.

40 West 57th Street – 19th Floor

New York, New York 10019

Re:	Selected Dealer/Selling Agreement for

The Tocqueville Trust

Gentlemen:

We understand that you are the distributor and principal underwriter of The Tocqueville Trust (the “Trust”) and we desire to enter into an Agreement with you so that we may offer and sell shares of the series of the Trust (the “Funds”) to our customers. Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of the Funds, subject to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such shares.

1.      (i) You hereby appoint us, as an independent contractor, as the Funds’ limited agent for purposes of receiving and transmitting orders and instructions regarding the purchase, exchange and redemption of shares of the Funds. We accept such appointment on the terms and conditions set forth herein.

(ii) The parties agree that in each transaction for the purchase of shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) we are acting as agent for our customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between us and our customer, the customer will have full beneficial ownership of all shares of the Funds; and (d) each transaction shall be for the account of the customer and not for our account. We shall not have any authority in any transaction to act as your agent or as agent for the Funds, except as provided in paragraph 1(i) above; and

2. We are to offer and sell shares of the Funds at the then-current public offering price per share (i.e. the net asset value per share) and all orders for redemption of any shares shall be executed at the redemption price, both as described in a Fund’s then-current prospectus (the “Prospectus”) and Statement of Additional Information (“SAI”). We represent, warrant and agree that: (a) all purchases, redemptions and exchanges of shares contemplated by this Agreement shall be effected by us for our customers in accordance with each Fund’s Prospectus, and in accordance with applicable laws and regulations, including, but not limited to, the pricing requirements of Rule 22c-1 of the Investment Company Act of 1940, as amended (the “1940 Act”); (b) we have adopted policies and procedures reasonably designed to ensure that orders for shares (“Fund Orders”) received prior to the time at which a Fund’s net asset value is calculated, as specified in the Fund’s Prospectus (“Close of Trading”) are segregated from Fund Orders received after the Close of Trading, and that such orders be properly transmitted to the Funds (or their agents) for execution at the current day’s net asset value (“NAV”) and that such procedures either prevent or detect on a timely basis instances of noncompliance with the policy with respect to the receipt and processing of Fund Orders; (c) we have adopted policies and procedures reasonably designed to ensure that Fund Orders received after the Close of Trading are properly transmitted to the Funds (or their agents) for execution at the next day’s NAV; (d) we have adopted policies and procedures reasonably designed to ensure that all applicable redemption fees are being adhered to; and (e) we will promptly notify you in the event we are unable, for any reason, to perform any of our duties or obligation under this Agreement or there is a material failure to comply with our representations and warranties made herein above. All orders are subject to acceptance by the applicable Fund, which reserves the right in its sole discretion to reject any order in whole or in part.

3. We represent and warrant that we are either (a) a “Broker” and/or “Dealer” as each such term is defined in Sections 3(a)(4) and Section 3(a)(5), respectively, of the Securities Exchange Act of 1934 (the “Exchange Act”); or (b) exempt from the definition of a Broker and/or Dealer pursuant to Sections 3(a)(4) and Section 3(a)(5), respectively, of the Exchange Act and we are a “Bank” as such term is defined in Section 3(a)(6) of the Exchange Act. We further represent and warrant that (a) we are duly organized, validly existing and in good standing under the laws of the jurisdiction in which we were organized; (b) all authorization (if any) required for our lawful execution of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a legal, valid and binding agreement, enforceable against us in accordance with its terms.

If we are a broker-dealer, we further represent and warrant that we (a) are registered as a broker-dealer under the Exchange Act; (b) are qualified to act as a broker-dealer in the states or other jurisdictions where we transact business; and (c) are a member in good standing of FINRA. If we are a broker-dealer, we agree that we will maintain such registration, qualifications, and membership in full force and effect throughout the term of this Agreement.

We agree to comply with and abide by, as applicable, the FINRA Conduct Rules (whether or not we are a member of FINRA), and the Constitution and By-Laws of FINRA. We further agree to comply with and abide by all applicable laws, rules and regulations (including, without limitation, those of applicable regulatory authorities and any federal, state or other regulatory body having jurisdiction over us, our customers or the transactions contemplated hereby) that are now or may hereafter become applicable to us and the transactions hereunder. We agree that we will not offer or sell the shares of the Funds in any state or jurisdiction where they may not lawfully be offered or sold, or, if applicable, where we are either not registered as a broker-dealer or are exempt from registration.

We agree to give written notice to you promptly in the event any of our representations shall cease to be true, and in such event, unless otherwise agreed to in writing by you, this Agreement shall be automatically terminated upon such written notice.

4. We will offer and sell the shares of the Funds covered by this Agreement only in accordance with the terms and conditions of a Fund’s Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Funds covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the shares of the Funds will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you and the Funds harmless and indemnify you and the

Funds from and against any and all direct or indirect claims, damages, losses, liabilities or expenses (including without limitation reasonable attorneys’ fees) resulting from (a) our, or any of our officers’, employees’, or agents’, violations of any law, rule or regulation, (b) a breach by us, our officers, employees or agents, of any representation, warranty or agreement contained in this Agreement, or (c) the willful misconduct or negligence of us, our officers, employees or agents, in the performance of, or failure to perform, our obligations under this Agreement. In the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any payments (i.e. any fee paid pursuant to Section 6 herein) previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us. The provisions in this paragraph 4 relating to our obligations to hold harmless and indemnify you and the Funds shall survive termination of the Agreement.

5. For purposes of this Agreement “Qualified Accounts” shall mean: accounts of customers of ours who have purchased Fund shares and who use our facilities to communicate with the Fund or to effect redemptions or additional purchases of Fund shares and with respect to which we provide shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Fund; assistance to customers in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Fund shares of customer account cash balances; providing periodic statements showing a customer’s account balance and the integration of such statements with those of other transactions and balances in the customer’s other accounts serviced by us; arranging for bank wires; and such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

6. In consideration of the services and facilities described herein, we shall also be entitled to receive from you an annual fee of 0.25% of the average daily net asset value of the shares held by Qualified Accounts. The fee for such services will be computed daily and paid monthly. We understand that the payment of such fees has been authorized pursuant to the Plans for Payment of Certain Expenses for Distribution or Shareholder Servicing Assistance (the “12b-1 Plans”) approved by the Board of Trustees and shareholders of the Fund, as applicable, and shall be paid only so long as this Agreement is in effect.

7. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days’ written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Fund or you. Such 30-day period may be waived at your sole option in the event such change increases the payments due us.

8. Payment for shares shall be made to the Fund or its agents and shall be received by the Fund or its agents promptly after the acceptance of our order, within such time frame required by applicable laws and regulations. If such payment is not received by the Fund or its agents, we understand that the Fund reserves the right without notice, forthwith to cancel the sale, or, at the Fund’s option, to sell the shares ordered by us back to the Fund in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Fund resulting from our failure to make payments aforesaid.

9. (a) We agree to provide you and the Funds, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all shareholder(s) (meaning the beneficial owner of shares, whether the shares are held directly or by us in nominee name)(“Shareholder”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange), amount of transaction and date of transaction of every purchase, redemption, transfer, or exchange of shares held through an omnibus account maintained by us during the period covered by the request.

(i) Requests must set forth a specific time period, not to exceed one hundred twenty (120) days from the date of the request, for which transaction information is sought. You or the Funds may request transaction information older than one hundred twenty (120) days from the date of the request as you or the Funds deem necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

(ii) We agree to provide, promptly upon your, the Funds’ or the Funds’ designee’s request, the requested information specified in Section 9(a), but in any event not later than ten business days, after receipt of a request. If requested by you, the Funds or their designee, we agree to use our best efforts to determine promptly whether any specific person about whom we have received the identification and transaction information specified in Section 9(a) is itself a financial intermediary (“indirect intermediary”) and upon, further request by you, the Funds, or their designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 9(a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Funds. We additionally agree to inform you and the Funds whether we plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to you or the Funds should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in Rule 22c-2 under the 1940 Act.

(iii) You and the Funds agree not to use the information received for marketing or any other similar purpose without our prior written consent.

(b) We agree to execute written instructions from you and the Funds to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by you or the Funds as having engaged in transactions of a Fund’s shares (directly or indirectly through our account) that violate policies established or utilized by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

(i) Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii) We agree to execute instructions from you or the Funds to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after our receipt of the instructions.

(iii) We will provide written confirmation to you and the Funds that instructions from you or the Funds to restrict or prohibit trading have been executed. We agree to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

10. We represent, warrant and agree that (a) we have, and agree to maintain, an anti-money laundering (“AML”) program that satisfies the requirements of Title III of the USA PATRIOT Act and applicable anti-money laundering regulations (“Applicable Law”); and (b) we will comply with Applicable Law with respect to the Qualified Accounts, including, but not limited to, the monitoring and reporting of suspicious transactions and the implementation of a customer identification program that complies with Applicable Law. We also agree to supply you and the Funds, upon request, with evidence of the due diligence work that we have carried out for particular introduced customers and such other information and reports as you or the Funds may from time to time reasonably request. In addition, with respect to Qualified Accounts held in the name of our customers (i.e. fully disclosed accounts), we agree to promptly inform you and the Funds if we cannot form a reasonable belief that we know the true identity of the customer within a reasonable time after an account has been opened for such customer. We also agree to permit inspection by U.S. federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to our AML program as they may reasonably request.

11. We represent, warrant and agree that we will be responsible for compliance with all applicable laws governing the privacy of nonpublic personal information, including Title V of the Gramm-Leach-Bliley Act and regulations enacted thereunder. We also represent, warrant and agree that we will not disclose or use any nonpublic personal information, as defined under Regulation S-P, that we have obtained from you or the Funds about a customer other than to carry out the purposes for which you or the Funds disclosed the information, or as otherwise permissible under applicable law. We further represent, warrant and agree that we maintain and will continue to maintain (a) policies and procedures designed to assure only appropriate access to, and use of information about our customers, and (b) physical, electronic and procedural safeguards that comply with federal standards to guard our customers’ nonpublic personal information.

12. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Trust. We understand and agree that in performing our services covered by this Agreement we are acting as an independent contractor, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Funds, except as set forth in section 1(i).

13. This Agreement shall terminate automatically (i) in the event of its assignment, the term “assignment” for this purpose having the meaning defined in the Investment Company Act of 1940 (the “Act”), or (ii) in the event a 12b-1 Plan is terminated. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

14. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the “Qualified Trustees” as defined in a 12b-1 Plan or by a vote of a majority of the outstanding voting securities of a Fund as defined in the 12b-1 Plan (on not more than 60 days’ written notice to us at our principal place of business). In addition, either party to the Agreement, on 30 days’ written notice addressed to the other party at its principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing and any provision hereof to the contrary notwithstanding, our expulsion from FINRA will automatically terminate this Agreement without notice; our suspension from FINRA or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

15. A copy of the Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

16. We agree that this Agreement may be amended from time to time by the following procedure. You, as distributor of the Trust, will mail a copy of the amendment to us at our address shown below or as registered as our main office from time to time with FINRA. If we do not object to the amendment within fifteen (15) days after its receipt, or if we place any order for Shares following receipt, we shall be deemed to have accepted the amendment and the amendment will become part of this Agreement. All amendments shall be in writing and except as provided above shall be executed by all parties.

17. All communications to you shall be sent to you at your offices at 40 West 57th Street – 19th Floor, New York, New York 10019. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

18. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.

(Broker/Dealer)

By:
Name:
Title:

(Address)

(City) (State) (Zip Code)

ACCEPTED:

TOCQUEVILLE SECURITIES, L.P.

By:
Name:
Title:

Dated:

Tocqueville Securities, L.P.

40 West 57th Street – 19th Floor

New York, New York 10019

Re:	Shareholder Service Agreement for

The Tocqueville Trust

Gentlemen:

We understand that you are the distributor and principal underwriter of The Tocqueville Trust (the “Trust”) and we desire to enter into an Agreement with you for the servicing of shareholders of, and the administration of shareholder accounts in, the series of the Trust (the “Funds”). Subject to your acceptance of this Agreement, the terms and conditions of this Agreement shall be as follows:

1. You hereby appoint us, as an independent contractor, as the Funds’ limited agent for purposes of receiving and transmitting orders and instructions regarding the purchase, exchange and redemption of shares of the Funds. We accept such appointment on the terms and conditions set forth herein.

2. We shall provide shareholder and administration services for our customers who are shareholders of the Funds (“Qualified Accounts”). Such services may include, without limitation, some or all of the following: answering inquiries regarding the Funds; assistance in changing dividend options, account designations and addresses; assistance in processing purchase and redemption transactions; and such other information and services as the Funds reasonably may request, to the extent we are permitted by applicable statute, rule or regulation to provide such information or services.

3. We represent, warrant and agree that: (a) all purchases, redemptions and exchanges of shares contemplated by this Agreement shall be effected by us for our customers in accordance with each Fund’s then current prospectus (the “Prospectus”), and in accordance with applicable laws and regulations, including, but not limited to, the pricing requirements of Rule 22c-1 of the Investment Company Act of 1940, as amended (the “1940 Act”); (b) we have adopted policies and procedures reasonably designed to ensure that orders for shares (“Fund Orders”) received prior to the time at which a Fund’s net asset value is calculated, as specified in the Fund’s Prospectus (“Close of Trading”) are segregated from Fund Orders received after the Close of Trading, and that such orders be properly transmitted to the Funds (or their agents) for execution at the current day’s net asset value (“NAV”) and that such procedures either prevent or detect on a timely basis instances of noncompliance with the policy with respect to the receipt and processing of Fund Orders; (c) we have adopted policies and procedures reasonably designed to ensure that Fund Orders received after the Close of Trading are properly transmitted to the Funds (or their agents) for execution at the next day’s NAV; (d) we have adopted policies and procedures reasonably designed to ensure that all applicable redemption fees are being adhered to; and (e) we will promptly notify you in the event we are unable, for any reason, to perform any of our duties or obligation under this Agreement or there is a material failure to comply with our representations and warranties made herein above. All orders are subject to acceptance by the applicable Fund, which reserves the right in its sole discretion to reject any order in whole or in part.

4. We agree to make available to the Trust, upon the Trust’s request, such information relating to our customers who are beneficial owners of Fund shares and their transactions in Fund shares as may be required by applicable laws and regulations or as may be reasonably requested by the Trust.

5. We shall provide to the Trust copies of the lists of members of our organization, if any, and make available to the Trust any publications and other facilities of our organization for the placement of advertisements or promotional materials and sending information regarding the Funds, to enable the Trust to solicit for sale and to sell Fund shares to such members.

6. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders maintaining Qualified Accounts with the Funds, and to assist the Trust in servicing accounts of such shareholders.

7. Neither we nor any of our employees or agents are authorized to make any representation concerning Fund shares except those contained in the Fund Prospectus, copies of which will be supplied by you to us; and we shall have no authority to act as agent for the Fund, except as set forth in section 1.

8. We agree to hold you and the Funds harmless and indemnify you and the Funds from and against any and all direct or indirect claims damages, losses, liabilities or expenses (including without limitation reasonable attorneys’ fees) resulting from (a) our, or any of our officers’, employees’, or agents’ violations of any law, rule or regulation, (b) a breach by us, our officers, employees or agents, of any representation, warranty or agreement contained in this Agreement, or (c) the willful misconduct or negligence of us, our officers, employees or agents, in the performance of, or failure to perform, our obligations under this Agreement. In the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any payments (i.e. any fee paid pursuant to Section 9 herein) previously paid by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us. This paragraph 8 shall survive termination of the Agreement.

9. In consideration of the services and facilities described herein, we shall be entitled to receive from you an annual fee of 0.25% of the average daily net asset value of the shares held by Qualified Accounts. The fee for such services will be computed daily and paid monthly. We understand that the payment of such fees has been authorized pursuant to the Plans for Payment of Certain Expenses for Distribution or Shareholder Servicing Assistance (the “12b-1 Plans”) approved by the Board of Trustees and shareholders of the Fund, as applicable, and shall be paid only so long as this Agreement is in effect.

10. (a) We agree to provide you and the Funds, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number

(“ITIN”), or other government-issued identifier (“GII”), if known, of any or all shareholder(s) (meaning the beneficial owner of shares, whether the shares are held directly or by us in nominee name)(“Shareholder”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange), amount of transaction and date of transaction of every purchase, redemption, transfer, or exchange of shares held through an omnibus account maintained by us during the period covered by the request.

(i) Requests must set forth a specific time period, not to exceed one hundred twenty (120) days from the date of the request, for which transaction information is sought. You or the Funds may request transaction information older than one hundred twenty (120) days from the date of the request as you or the Funds deem necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

(ii) We agree to provide, promptly upon your, the Funds’ or the Funds’ designee’s request, the requested information specified in Section 10(a), but in any event not later than ten business days, after receipt of a request. If requested by you, the Funds or their designee, we agree to use our best efforts to determine promptly whether any specific person about whom we have received the identification and transaction information specified in Section 10(a) is itself a financial intermediary (“indirect intermediary”) and upon, further request by you, the Funds, or their designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 10(a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Funds. We additionally agree to inform you and the Funds whether we plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to you or the Funds should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in Rule 22c-2 under the 1940 Act.

(iii) You and the Funds agree not to use the information received for marketing or any other similar purpose without our prior written consent.

(b) We agree to execute written instructions from you and the Funds to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by you or the Funds as having engaged in transactions of a Fund’s shares (directly or indirectly through our account) that violate policies established or utilized by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

(i) Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii) We agree to execute instructions from you or the Funds to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after our receipt of the instructions.

(iii) We will provide written confirmation to you and the Funds that instructions from you or the Funds to restrict or prohibit trading have been executed. We agree to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

11. We represent, warrant and agree that (a) we have, and agree to maintain, an anti-money laundering (“AML”) program that satisfies the requirements of Title III of the USA PATRIOT Act and applicable anti-money laundering regulations (“Applicable Law”); and (b) we will comply with Applicable Law with respect to the Qualified Accounts, including, but not limited to, the monitoring and reporting of suspicious transactions and the implementation of a customer identification program that complies with Applicable Law. We also agree to supply you and the Funds, upon request, with evidence of the due diligence work that we have carried out for particular introduced customers and such other information and reports as you or the Funds may from time to time reasonably request. In addition, with respect to Qualified Accounts held in the name of our customers (i.e. fully disclosed accounts), we agree to promptly inform you and the Funds if we cannot form a reasonable belief that we know the true identity of the customer within a reasonable time after an account has been opened for such customer. We also agree to permit inspection by U.S. federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to our AML program as they may reasonably request.

12. We represent, warrant and agree that we will be responsible for compliance with all applicable laws governing the privacy of nonpublic personal information, including Title V of the Gramm-Leach-Bliley Act and regulations enacted thereunder. We also represent, warrant and agree that we will not disclose or use any nonpublic personal information, as defined under Regulation S-P, that we have obtained from you or the Funds about a customer other than to carry out the purposes for which you or the Funds disclosed the information, or as otherwise permissible under applicable law. We further represent, warrant and agree that we maintain and will continue to maintain (a) policies and procedures designed to assure only appropriate access to, and use of information about our customers, and (b) physical, electronic and procedural safeguards that comply with federal standards to guard our customers’ nonpublic personal information.

13. The Trust reserves the right, at the Trust’s discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of a Fund.

14. This Agreement shall terminate automatically (i) in the event of its assignment, the term “assignment” for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act or (ii) in the event that a 12b-1 Plan terminates. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

15. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the “Qualified Trustees” as defined in a 12b-1 Plan or by a vote of a majority of the outstanding voting securities of a Fund as defined in the 12b-1 Plan (on not more than 60 days’ written notice to us at our principal place of business). In addition, either party to the Agreement, on 30 days’ written notice addressed to the other party at its principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of its right to terminate at a later date for any such cause.

16. A copy of the Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

17. We agree that this Agreement may be amended from time to time by the following procedure. You will mail a copy of the amendment to us at our address shown below and if we do not object to the amendment within fifteen (15) days after its receipt we shall be deemed to have accepted the amendment and the amendment will become part of this Agreement. All amendments shall be in writing and except as provided above shall be executed by all parties.

18. All communications to you shall be sent to you at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

19. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.

(Firm Name)

By:
Name: Title:

(Address)

(City) (State) (Zip Code)

ACCEPTED:

TOCQUEVILLE SECURITIES, L.P.

By:
Name:
Title:

Dated: